UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma financial information

On August 18, 2014, we announced that we agreed to sell our remaining mature, coalbed methane holdings in the Powder River Basin for $155 million in cash. Closing of the disposition is expected during the fourth quarter of 2014. The pro forma financial information, with respect to the probable disposition of our operations in the Powder River Basin, is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by this reference.

Although the information in this Current Report is being furnished to the Securities and Exchange Commission (the “Commission”) under Item 9.01 of Form 8-K, WPX Energy, Inc. is hereby incorporating this Current Report by reference into its existing and future prospectuses, registration statements and other filings with the Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

(d) Exhibits

10.1	Form of Restricted Unit Award between WPX Energy, Inc. and Non-Employee Directors
10.2	Separation and Release Agreement, dated July 28, 2014, between WPX Energy, Inc. and James J. Bender
99.1	Unaudited Pro Forma Condensed Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz

Stephen E. Brilz Vice President and Secretary

DATED: September 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award between WPX Energy, Inc. and Non-Employees Directors

10.2	Separation and Release Agreement, dated July 28, 2014, between WPX Energy, Inc. and James J. Bender

99.1	Unaudited Pro Forma Condensed Financial Information